AMENDMENT TO
                       AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST


         The undersigned, constituting a majority of Pioneer Ibbotson Asset Allocation Series (the "Trust"), a statutory trust organized under the laws of the State of Delaware, pursuant to Article XI of the Trust's Declaration of Trust (the "Declaration"), do hereby amend the Declaration to change the name of the Trust from "Pioneer Ibbotson Asset Allocation Series" to "Pioneer Asset Allocation Trust." All corresponding references to the Trust as "Pioneer Ibbotson Asset Allocation Series" in the Declaration are hereby deleted and replaced with "Pioneer Asset Allocation Trust."

	IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November 17, 2014.


/s/ David R. Bock                            /s/ Marguerite A. Piret
--------------------------------------       --------------------------------
David R. Bock                                Marguerite A. Piret
As Trustee and not individually              As Trustee and not individually


/s/ Benjamin M. Friedman                    /s/ Fred J. Ricciardi
--------------------------------------      ---------------------------------
Benjamin M. Friedman                        Fred J. Ricciardi
As Trustee and not individually             As Trustee and not individually


/s/ Margaret B.W. Graham                    /s/ Kenneth J. Taubes
--------------------------------------      ---------------------------------
Margaret B.W. Graham                        Kenneth J. Taubes
As Trustee and not individually             As Trustee and not individually


/s/ Thomas J. Perna
--------------------------------------
Thomas J. Perna
As Trustee and not individually